UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2011

Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2011, Diebold, Incorporated (the “Company”), along with one of its foreign subsidiaries, entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other lenders party thereto. The Credit Agreement provides for a revolving credit facility in a maximum aggregate principal amount outstanding at any one time of $500.0 million (and/or the equivalent thereof in other permitted currencies). The Credit Agreement contains an accordion feature allowing the maximum aggregate principal amount of the revolving facility to be increased by up to, and/or new facilities to be established thereunder in, from time to time, an additional aggregate amount of $250.0 million (and/or the equivalent thereof in other permitted currencies). Up to $50.0 million of the revolving credit facility is available under a swingline subfacilty.

The revolving credit facility provided for under the Credit Agreement replaces the Company’s revolving credit facilities under that certain Loan Agreement (the “Prior Loan Agreement”), dated as of October 19, 2009, among the Company, one of its foreign subsidiaries, JPMorgan Chase Bank, N.A., as agent and a lender, and the other lenders party thereto. The Company used borrowings of approximately $322 million under the Credit Agreement to repay all amounts owing under (and terminated) the Prior Loan Agreement. The maturity date of the Prior Loan Agreement had been October 19, 2012.

The revolving credit facility provided for under the Credit Agreement matures on June 30, 2016, and is unsecured.

Loans under the revolving credit facility will bear interest at, at the applicable borrower’s election, either (a) LIBOR plus a percentage spread (ranging from 0.975% to 1.575%) based on the Company’s total net debt to capitalization ratio or (b) the alternate base rate, described in the Credit Agreement as the greatest of (i) JPMorgan Chase’s prime rate, (ii) the federal funds rate plus 0.50% and (iii) one-month LIBOR plus 1.00%, plus a percentage spread (ranging from 0.00% to 0.575%) based on the Company’s total net debt to capitalization ratio. Swing loans under the swingline subfacility will bear interest at such rates as the applicable borrower and the swingline lender may agree.

The Company has agreed to pay a facility fee, payable quarterly, at rates that range from 0.15% to 0.30% (based on the Company’s total net debt to capitalization ratio), and customary administrative agent fees and fees in respect of letters of credit.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company’s subsidiaries with respect to indebtedness and limitations on the Company and its subsidiaries with respect to liens, nature of business, investments and loans, acquisitions, dispositions of assets and transactions with affiliates. The Credit Agreement also contains financial covenants that require the Company to maintain, on a consolidated basis, a total net debt to capitalization ratio of less than or equal to 50% and an interest coverage ratio of greater than or equal to 5.00 to 1.00.

The Credit Agreement contains customary events of default with corresponding grace periods. If an event of default occurs and is continuing, the lenders may terminate and/or suspend their obligations to make loans and issue letters of credit under the Credit Agreement and/or accelerate amounts due under the Credit Agreement and exercise other rights and remedies. In the case of certain events of default related to insolvency and receivership, the commitments of the lenders will be automatically terminated and all outstanding obligations of the Company and the Subsidiary Borrowers (as defined in the Credit Agreement) will become immediately due and payable.

A copy of the Credit Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

In reviewing the Credit Agreement included as an exhibit to this report, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company. The Credit Agreement contains representations and warranties by the Company. These representations and warranties have been made solely for the benefit of the other parties to the Credit Agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the Credit Agreement, which disclosures are not necessarily reflected in the Credit Agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the Credit Agreement or such other date or dates as may be specified in the Credit Agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found in the Company’s public filings, which are available without charge through the Securities and Exchange Commission’s website at http://www.sec.gov.

Exhibit Number	Description

10.1	Credit Agreement, dated as of June 30, 2011, by and among the Company, the Subsidiary Borrowers (as defined therein) party thereto, JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIEBOLD, INCORPORATED

By:	/s/ Bradley C. Richardson
Bradley C. Richardson
Executive Vice President and Chief Financial Officer

Date: July 6, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of June 30, 2011, by and among the Company, the Subsidiary Borrowers (as defined therein) party thereto, JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other lenders party thereto.